Amneal Pharmaceuticals Co-Founders Chirag Patel and Chintu Patel
Return as Co-Chief Executive Officers

Paul Meister Elected Chairman of the Board

Investor Call at 8:30 a.m. ET to Discuss Leadership Transition and
Second Quarter 2019 Earnings Results

BRIDGEWATER, New Jersey – August 5, 2019 – Amneal Pharmaceuticals, Inc. (NYSE: AMRX) today announced that its Co-Founders, Chirag Patel and Chintu Patel, have been named Co-Chief Executive Officers, effective immediately. Paul Meister has been appointed to the Board of Directors as Chairman. Additionally, Paul Bisaro and Rob Stewart have resigned as Executive Chairman, and President and Chief Executive Officer, respectively, and have stepped down from the Board. Mr. Stewart will serve as an advisor to the Company through a transition period.

“The Board believes there are no better executives to help Amneal return to growth and maximize shareholder value than the operators who built it,” said Ted Nark, an independent director of the Board. “Recent industry headwinds and increased competition continue to put pressure on the Company. In order to succeed in today’s environment, Amneal must move decisively and prioritize its key strategic initiatives that will drive value for our shareholders. Chirag and Chintu possess both the leadership skills and the requisite strategic, operational, manufacturing and R&D expertise to execute on these efforts.”

Messrs. Patel said, “When we founded Amneal 17 years ago, our primary goal was to build a world-class pharmaceutical company focused on providing affordable medicines to patients. Through years of strategic investment and collaboration with some of the industry’s top scientific and medical talent, we established Amneal as a true leader in the generics sector. Indeed, we are proud to have been recognized as the fastest growing generics company by revenue for over 10 years. From the outset, we always focused on making the right strategic and operational decisions for the business, including executing on our vision, investing in organic growth and embracing strategic M&A.”

“As founders of the Company, we built this business from the ground up. While we recognize the challenges ahead of us, we are excited by the opportunity to lead Amneal in its next phase of growth. Our priorities today include: revitalizing the Generics platform, including injectables; continuing to grow the Specialty franchise; rationalizing costs to expand margins; and improving cash flow. Taken together, this strategy is designed to position Amneal to successfully execute on business development and M&A opportunities,” said Chirag Patel.

“Over the past years, as entrepreneurs, we have bolstered our deep operational expertise by actively managing other companies in adjacent areas within life sciences, including specialty pharma, biosimilar product development and novel drug discovery. We intend to leverage this experience in our new roles as Co-CEOs of Amneal. And with a substantial ownership stake in the Company, our interests are closely aligned with those of our fellow shareholders and other stakeholders,” said Chintu Patel.

Messrs. Patel concluded, “We are grateful to Paul and Rob for their contributions in leading Amneal over the last year. We look forward to propelling the Company through its next stage of growth, and to working together with the Board, including our new Chairman, management team and all Amneal employees and customers to reach our full potential.”

Mr. Meister said, “I am pleased to join the Board of Amneal as Chairman at this inflection point for the Company. I am drawn to Amneal because of its impressive history of developing technologies and intense focus on high quality products that improve millions of lives. Chirag and Chintu are visionary leaders and, given the rapidly changing industry landscape, I’m excited to partner with them. Together, we can leverage our collective operational and M&A expertise to create value.”

“It was an honor to work with the Amneal team over the last 15 months,” said Mr. Bisaro. “I am confident that the people of this Company will continue to have a positive impact and drive business forward.”

“Amneal has many exciting drug development and new product launch opportunities,” said Mr. Stewart. “I want to thank my colleagues on the management team and all Amneal employees, who continue to demonstrate incredible commitment to the Company.”

Messrs. Patel have resigned as Co-Chairmen of the Board and will remain on the Board as Directors. Messrs. Patel have also resigned from their executive positions at other companies. Additionally, Robert L. Burr, Janet S. Vergis and Dharmendra Rama have resigned as independent directors on the Company’s Board. The Company has retained Korn Ferry, a nationally-recognized executive search firm, to assist in the process of identifying independent candidates for the vacated Board seats.

Second Quarter Financial Results and 2019 Outlook

In a separate press release, Amneal is announcing its financial results for the second quarter and its outlook for 2019. The press release is available on Amneal’s Investor Relations website, https://investors.amneal.com/investor-relations/default.aspx.

The Company will host a conference call today, August 5, 2019, at 8:30 a.m. Eastern Time to discuss the leadership transition and second quarter 2019 financial results. The webcast will be accessible through the Investor Relations section of the Company's website at https://investors.amneal.com. The webcast can also be accessed at the following URL: https://event.on24.com/wcc/r/2021447/323A22AA88A202DFC94FA94090002247.

To access the call through a conference line, dial (844) 746-0741 (in the U.S.) and (412) 317-5273 (international callers). A replay of the conference call will be available for seven days shortly after the call. To access the replay, dial (877) 344-7529 (in the U.S.) and (412) 317-0088 (international callers). The access code for the replay is 10133264.

About Chirag Patel

Mr. Patel is Amneal’s Co-Founder and previously served as Co-Chairman and Co-Chief Executive Officer from 2002 to the completion of the combination with Impax Laboratories, Inc. in 2018. He served as a Co-Chairman of the Company’s Board with his brother, Chintu Patel, since the combination. With his brother, Mr. Patel has also founded and/or invested in several independent biopharmaceutical companies, each of which specializes in innovative science and drug delivery technologies. Earlier in his career, Mr. Patel co-founded multiple technology companies. Mr. Patel also serves on the boards of the Liberty Science Center of New Jersey, New Jersey City University Foundation, and WIN Foundation, and is a recipient of the 2011 Ernst & Young National Entrepreneur of the Year Life Sciences Award®. Mr. Patel supports various philanthropic causes. Mr. Patel, together with his wife, Priti Patel, established the Niswarth International Foundation in 2013, which aims to bring fresh water, sanitation, nutrition and education to underprivileged children. Mr. Patel received his bachelor’s degrees in Commerce from H.A. College of Commerce, India, and in Business Administration from New Jersey City University. He also holds an honorary Doctorate of Humane Letters from New Jersey City University in recognition of his efforts to serve others.

About Chintu Patel

Mr. Patel, R.Ph. is Amneal’s Co-Founder and previously served as Co-Chairman and Co-Chief Executive Officer from 2002 to the completion of the combination with Impax Laboratories, Inc. in 2018. Mr. Patel recently served as the Chief Executive Officer of Kashiv BioSciences. He served as a Co-Chairman of the Company’s Board with his brother, Chirag Patel, since the combination. With his brother, Mr. Patel also founded and/or invested in several independent biopharmaceutical companies, each of which specializes in innovative science and drug delivery technologies. Before founding Amneal, Mr. Patel was a pharmacist and senior-level manager with Eckerd Pharmacy from 1994 to 2002, where he won numerous awards. Mr. Patel has been a featured speaker at the Hauppauge Industrial Association in New York and serves on the boards of the Long Island Association, Long Island University, and the Make-a-Wish Foundation®, and is a recipient of the 2011 Ernst & Young National Entrepreneur of the Year Life Sciences Award®. Mr. Patel and his wife, Falguni Patel, run the Irada International Foundation, which focuses on health, education, and community outreach projects in India and the United States. Mr. Patel holds a bachelor’s degree in Pharmacy from Rutgers College of Pharmacy.

About Paul Meister

Mr. Meister is Co-Founder of Liberty Lane Partners, LLC, a private investment company with investments in healthcare, technology, and distribution-related industries and Perspecta Trust, a trust company that provides trust and investment services. Mr. Meister recently served as President of MacAndrews & Forbes Incorporated. He previously served as Chairman and CEO of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. Prior to that, he served as Chairman of the Board of Thermo Fisher Scientific Inc. and Vice Chairman of Fisher Scientific International, Inc. prior to Fisher’s merger with Thermo. During his tenure as an executive officer of Fisher Scientific, from 1991 to 2006, the company’s revenue and operating income grew at a compound annual growth rate of 15% and 23% respectively as operations grew from two countries to 27 and sales expanded into 140 countries worldwide. Earlier in his career, Mr. Meister served in a number of executive leadership positions at Wheelabrator Technologies Inc., The Henley Group Inc., and AlliedSignal Inc. (now Honeywell International, Inc.). He began his career with Ford Motor Company. Mr. Meister holds a Bachelor of Arts degree from the University of Michigan and an MBA from Northwestern University. He is a director of Aptiv PLC, Scientific Games Corporation, Quanterix Corporation; co-chair of the University of Michigan’s Life Sciences Institute External Advisory Board, chair of the Provost

Advisory Board and serves on the Executive Advisory Board of the Chemistry of Life Processes Institute at Northwestern University.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is an integrated pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal has an extensive portfolio of more than 300 generic medicines and is expanding its portfolio to include complex dosage forms in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system disorders and parasitic infections. For more information, visit www.amneal.com.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: risks relating to the management changes announced in this release, including that the failure to effect an orderly transition process could hinder our strategic planning, execution and future performance; our ability to successfully develop and commercialize new products; our ability to obtain exclusive marketing rights for our products and to introduce products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition as well as consolidation of institutional buyers and payers on our ability to set prices; our ability to manage our growth; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third party suppliers and distributors for raw materials for our products and certain finished goods; the impact of global economic conditions; our dependence on third party agreements for a portion of our product offerings; our ability to make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; the high concentration of ownership of our common stock and the fact that we are controlled by a group of stockholders. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Trademarks referenced herein are the property of their respective owner.

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